Exhibit 10.27

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of the 10th day of May, 2005, is made by and between VAMHC, INC., a Colorado corporation, having an office at c/o Vail Associates, Inc., 137 Benchmark Road, Avon, Colorado 81620 (“Seller”), and DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership, having an office at c/o DiamondRock Hospitality Company, 10400 Fernwood Road, Suite 300, Bethesda, Maryland 20817 (“Purchaser”).

W I T N E S S E T H :

WHEREAS, Seller and Purchaser, entered into a Purchase and Sale Agreement (as the same may be amended from time to time, referred to hereinafter as the “Sale Agreement”) for the sale of that certain premises (the “Property”) known as the Vail Marriott Mountain Resort and Spa; and

WHEREAS, Seller and Purchaser desire to amend and modify the Sale Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Sale Agreement is hereby amended as follows:

1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Sale Agreement.

2. Section 8.1 of the Sale Agreement hereby is deleted in its entirety and replaced with the following: “The closing of the transaction contemplated hereby (the “Closing”) shall take place in escrow with the Title Company on June 16, 2005 (the “Closing Date”). Provided that Purchaser is not in default under the terms of this Agreement, Purchaser shall be permitted a one-time 14-day extension of the Closing Date specified in the first sentence of this Section 8.1 by (a) delivering written notice to Seller no later than 10 days prior to the scheduled Closing Date, and (b) simultaneously with such notice to Seller, delivering to Escrow Agent the amount of $2,000,000, which amount when received by Escrow Agent shall be added to the Deposit hereunder, shall be non-refundable (except as otherwise expressly provided herein with respect to the Deposit), and shall be held, credited and disbursed in the same manner as provided hereunder with respect to the Deposit.”

3. Section 8.2.1(l) of the Sale Agreement hereby is deleted in its entirety and replaced with the following: “A Parking Easement Agreement in the form of Exhibit LL attached hereto (the “Parking Easement Agreement”) and duly executed and acknowledged by the owner of property identified on Exhibit A-3 burdened by the Parking Easement Agreement (the “Parking Easement Property”).” Attached to this Amendment as Exhibit A is a copy of Exhibit LL to the Sale Agreement.

4. Section 8.2.1(n) of the Sale Agreement hereby is deleted in its entirety and replaced with the following: “A Cooperation and Easement Agreement in a form of Exhibit MM-1 attached hereto (the “Cooperation and Easement Agreement”), together with the side letter attached hereto as Exhibit MM-2 (the “Side Letter”), duly executed (and, in the case of the Cooperation and Easement Agreement, acknowledged) by Seller.” Attached to this Amendment as Exhibit B-1 and Exhibit B-2, respectively, are copies of Exhibit MM-1 and Exhibit MM-2 to the Sale Agreement.

5. Section 8.2.1(p) of the Sale Agreement hereby is deleted in its entirety and replaced with the following: “A duly executed Seller’s Guaranty, and guarantee of certain obligations under the Parking Easement Agreement and Cooperation Easement Agreement in the form of Exhibit KK attached hereto, each duly executed by Guarantor.” Attached to this Amendment as Exhibit C is a copy of Exhibit KK to the Sale Agreement.

6. Section 8.2.2(f) of the Sale Agreement hereby is deleted in its entirety and replaced with the following: “A Purchaser’s Guaranty, and guarantee of certain obligations under the Parking Easement Agreement and Cooperation Easement Agreement in the form of Exhibit JJ attached hereto, each duly executed by DiamondRock Hospitality Limited Partnership.” Attached to this Amendment as Exhibit D is a copy of Exhibit JJ to the Sale Agreement.

7. Section 8.2.2(h) of the Sale Agreement hereby is deleted in its entirety and replaced with the following: “A duly executed (and, to the extent applicable, acknowledged) Cooperation and Easement Agreement and Side Letter.

8. The following is added to the end of Section 12.1(d) of the Sale Agreement: “Between the date hereof and the Closing Date, Seller and Purchaser shall work in good faith to determine the “Liquidated Damages” amount set forth in Section 2(f) of the Parking Easement Agreement and the “Monthly Parking Payment” described in Section 4(b)(ii) of the Parking Easement Agreement, each in accordance with the terms of such Sections in the form of the Parking Easement Agreement attached hereto as Exhibit LL. Between the date hereof and May 19, 2005, but in any event prior to the Closing Date, Seller and Purchaser shall use commercially reasonable efforts to agree upon the Condominium Principles to be attached as Exhibit C to the Parking Easement Agreement; provided however, that the failure of Purchaser and Seller to agree upon such Condominium Principles within the time frames set forth above shall not result in a failure of any condition precedent to either party’s obligation to close the transaction contemplated by this Agreement or otherwise give rise to any rights to terminate this Agreement. If, notwithstanding such commercially reasonable efforts, Seller and Purchaser are unable to agree upon the Condominium Principles prior to the Closing Date, then each of Purchaser and Seller shall mutually select a partner at an independent Denver, Colorado law firm (who has significant experience in transactions involving commercial condominiums in the State of Colorado, and whose cost shall be shared by the parties) to review each of Seller’s and Purchaser’s proposed Condominium Principles and mediate to arrive at a set of Condominium Principles which more accurately reflects the prevailing custom and market conditions for similar condominiums in the State of Colorado.”

9. Article 18 of the Sale Agreement hereby is deleted in its entirety.

10. Exhibit I to the Sale Agreement hereby is deleted in its entirety and replaced with Exhibit E attached hereto.

11. The terms “this Agreement” or “Sale Agreement” as used herein or in the Sale Agreement prior to the execution of this Amendment shall mean the Sale Agreement as modified hereby.

12. Except as amended hereby, the terms and provisions of the Sale Agreement remain unmodified and in full force and effect and are hereby in all respects ratified and confirmed.

13. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed as of the day and year first above written.

PURCHASER: DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	DiamondRock Hospitality Company, a
Maryland corporation, its general partner

By:	/s/ Michael D. Schecter
Name: Michael D. Schecter Title: General Counsel

SELLER: VAMHC, INC., a Colorado corporation

By:	/s/ Martha D. Rehm
Name: Martha D. Rehm Title: Senior Vice President